                                                                     EXHIBIT 4.3

                 INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
                 ---------------------------------------------


     This INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT ("Agreement"), dated as
                                                          ---------
of August 1, 1996, by and among UNITED STATES TRUST COMPANY OF NEW YORK, as trustee for the Noteholders under the Indenture (as defined below) (the "Trustee"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as
 -------
administrative agent for the financial institutions ("Banks") from time to time
                                                      -----
party to the Credit Agreement (as defined below) (the "Bank Agent") and IBJ
                                                       ----------
SCHRODER BANK & TRUST COMPANY, as agent for the Trustee and the Bank Agent under this Agreement ("Collateral Agent").
                 ----------------

     A. Pursuant to the Indenture dated as of August 1, 1996 (as amended, modified or supplemented from time to time, the "Indenture") by and between the
                                                 ---------
Trustee and Advanced Micro Devices, Inc. (the "Company"), the Company has issued its $400,000,000 of Senior Secured Notes due 2003 ("Senior Secured Notes").
                                                    --------------------

     B. Pursuant to the Credit Agreement dated as of July 19, 1996 (the "Credit Agreement", as such term is further defined below) by and among Bank
 ----------------
Agent, the Company and the Banks, the Banks have agreed to lend to the Company, subject to the terms and conditions of the Credit Agreement, up to $400,000,000 of term and revolving loans (the "Bank Credit", as such term is further defined
                                  -----------
below).

     C. The intent of this Agreement is, among other things, to describe the relative rights and obligations of the Banks and the Trustee with respect to the collateral of the Company in which they jointly benefit from the security interest of the Collateral Agent.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1.   Definitions; Rules of Interpretation.
          ------------------------------------

     (a)  Rules of Interpretation.  In this Agreement, (i) the singular includes
          -----------------------
the plural and the plural includes the singular; (ii) "or" is not exclusive;
(iii) a reference to a Person includes its permitted successors and permitted assigns; (iv) the words "include," "includes" and "including" are not limiting;
(v) a reference to a section is to the cited section of this Agreement; and (vi) any reference to "party," "parties" or to "the parties hereto" refers to one or more of the Trustee, the Bank Agent and the Collateral Agent, and any successor of any such persons, and not the Company.

     (b)  Definitions.  The following terms have the respective meanings given:
          -----------

     "Aggregate Credit" means the aggregate principal amount of the Senior
      ----------------
Secured Notes outstanding at the time such term is used, plus the aggregate principal amount of the loans outstanding under the Credit Agreement at the time such term is used.

     "AMD Texas" means AMD Texas Properties, LLC, a Delaware limited liability
      ---------
company.

     "Bank Credit" has the meaning given in Paragraph B of the recitals hereto,
      -----------
and includes any such amounts under any Credit Agreement, provided that the principal amount of Bank Credit which may be secured by the Collateral and participate in voting under this Agreement may under no circumstances exceed $400,000,000 minus the sum of each "Bank Portion", as defined in Section 3(c).

     "Bank Loans" means the loans of the Banks to the Company under the Credit
      ----------
Agreement.

     "Business Day" means any day other than a Saturday, a Sunday or a day on
      ------------
which banking institutions in New York, New York or San Francisco, California or at a place of payment are authorized by law, regulation or executive order to remain closed.

     "Collateral" means, collectively, (i) the "Collateral" as such term is used
      ----------
in the Deed of Trust, (ii) the "Mortgaged Property" as such term is used in the Deed of Trust, (iii) the "Collateral" as such term is used in the Security Agreement, (iv) any collateral in which the Company hereafter grants the Collateral Agent a lien or security interest pursuant to any other Collateral Document, (v) any proceeds of title insurance with respect to the Collateral,
(vi) any proceeds of an "Event of Loss", as such term is defined in the Indenture or as such term in defined in the Credit Agreement, including without limitation any proceeds of insurance for which the Collateral Agent is insured or loss payee pursuant to the Credit Agreement, Indenture or Collateral documents (amounts in this clause (vi), "Event of Loss Proceeds"), or (vii) any
                                         ----------------------
proceeds of a "Collateral Asset Sale", as such term is defined in the Indenture ("Collateral Asset Sale Proceeds").
  ------------------------------

     "Collateral Documents" means the Deed of Trust, the Security Agreement and
      --------------------
any related security documents or instruments to which the Company is a party.

     "Credit Agreement" has the meaning given in Paragraph B of the recitals
      ----------------
hereto, and also includes any amendment, modification, supplement, restatement, refinancing document or replacement of such Credit Agreement.

     "Credit Class" means either the Noteholders or the Banks, as the context
      ------------
may require.

     "Creditors" means the Noteholders and the Banks, collectively.
      ---------

     "Deed of Trust" means the Deed of Trust, Assignment, Security Agreement and
      -------------
Financing Statement, dated as of August 1, 1996, by the Company for the benefit of the Collateral Agent, and also includes any amendment, modification, supplement, restatement, or replacement thereof executed by the Company for the benefit of the Collateral Agent.

     "Directing Creditors" has the meaning given in Section 7(a).
      -------------------

     "Easement Agreement" means the Reciprocal Easement Agreement, dated as of
      ------------------
August 1, 1996, between the Company and AMD Texas, and also includes any amendment, modification, supplement, restatement, or replacement thereof executed by the Company and AMD Texas.

     "Exceptional Decisions" has the meaning given in Section 7(b).
      ---------------------

     "Excess Proceeds Offer" has the meaning given in the Indenture.
      ---------------------

     "Indemnity Agreement" means the Payment, Reimbursement and Indemnity
      -------------------
Agreement, dated as of August 1, 1996, between the Company and the Collateral Agent, and also includes any amendment, modification, supplement, restatement or replacement thereof executed by the Company and the Collateral Agent.

     "Lease Agreement" means the Lease, Option to Purchase, and Put Option
      ---------------
Agreement, dated as of August 1, 1996, between the Company and AMD Texas, and also includes any amendment, modification, supplement, restatement, or replacement thereof executed by the Company and AMD Texas.

     "Lease Documents" means the Lease Agreement, Easement Agreement, Sublease,
      ---------------
and any subsequent subleases contemplated by Sections 9.2 and 10.1 of the Lease Agreement.

     "Noteholders" means the holders of the Senior Secured Notes from time to
      -----------
time.

     "Note Obligations" means all present and future obligations of the Company
      ----------------
to the Noteholders and the Trustee under the Indenture, provided that the principal amount of Note Obligations which may be secured by the Collateral and participate in voting under this Agreement may under no circumstances exceed $400,000,000 minus the sum of the portions of the "Note Portion", as defined in
Section 3(c), accepted by the Noteholders pursuant to an Excess Proceeds Offer.

     "Notice of Acceleration" has the meaning given in Section 4(b).
      ----------------------

     "Permitted Investments" means:  (i) United States dollars, (ii) securities
      ---------------------
issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with the Collateral Agent, any of the Banks or any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition.

     "Person" means any natural person, corporation, partnership, firm,
      ------
association, governmental authority, or any other entity whether acting in an individual, fiduciary or other capacity.

     "pro rata" means, as between the Noteholders and the Banks, in proportion
      --------
to the aggregate outstanding amounts of principal outstanding under the Senior Secured Notes and Bank Loans, determined on the day of application of such term.

     "Security Agreement" means the Security Agreement, dated as of August 1,
      ------------------
1996, between the Company and the Collateral Agent, and also includes any amendment, modification, supplement, restatement, or replacement thereof executed by the Company and the Collateral Agent.

     "Sublease" means the Sublease Agreement, dated as of August 1, 1996,
      --------
between the Company and AMD Texas, and also includes any amendment, modification, supplement, restatement, or replacement thereof executed by the Company and AMD Texas.

     2.   Appointment of Collateral Agent; Duties.
          ---------------------------------------

     (a) Collateral Agent is hereby appointed by the Trustee and the Bank Agent as their collateral agent hereunder, and the Collateral Agent hereby agrees to act as their Collateral Agent pursuant to the terms of this Agreement.

     (b) Subject to the terms and conditions of this Agreement, the Collateral Agent shall act as secured party under the Security Agreement, beneficiary under the Deed of Trust and lienholder under any other Collateral Documents during the term of this Agreement, in each case as collateral agent for the Trustee and the Bank Agent.

     (c) Subject to the terms and conditions of this Agreement, the Collateral Agent shall act as depositary agent under the Security Agreement with respect to the "Proceeds Account" established thereunder, and as such shall accept all cash, payments, or other amounts to be delivered to or held by the Collateral Agent pursuant to the terms of the Security Agreement. The Collateral Agent shall hold and safeguard the Proceeds Account (and the cash, instruments and securities on deposit therein in accordance with the terms of the Security Agreement) during the term of this Agreement.

     (d) Subject to the terms and conditions of this Agreement, the Collateral Agent shall act as "Lender" under and as defined in the Lease Documents.

     (e) Subject to the terms and conditions of this Agreement, the Collateral Agent shall follow the instructions of the Directing Creditors from time to time, subject to and consistent with the Collateral Agent's rights and obligations expressed in the Collateral Documents and in accordance with applicable law. The Noteholders' representative for purposes of delivering notices and instructions to the Collateral Agent shall be the Trustee and the Banks' representative for purposes of delivering notices and instructions to the Collateral Agent shall be the Bank Agent. The Collateral Agent shall disregard notices and instructions from any other Person in respect of the applicable Credit Class.

     (f) The Collateral Agent shall provide the Bank Agent and the Trustee with a copy of all notices received from the Company under the Collateral Documents.

     (g) The Collateral Agent shall timely file Uniform Commercial Code continuation statements to continue the perfection of the security interests under the Security Agreement.

     (h) During any period when the Collateral Agent is exercising remedies against the Company or the Collateral, the Collateral Agent shall furnish the Bank Agent and the Trustee with reports of its activities in connection therewith upon the occurrence of significant events and upon the request of the Trustee or the Bank Agent, but in any event at least monthly.

     (i) The Collateral Agent acknowledges the provisions of (A) the Indenture involving potential actions which the Company may take after an Event of Loss (as defined in the Indenture) and a Collateral Asset Sale, which may necessitate activity by the Collateral Agent; (B) Section 2.07(c) of the Credit Agreement, which may necessitate activity by the Collateral Agent; (C) the Lease Documents in effect as of the date hereof and (D) the Collateral Documents.

     (j) Except to the extent otherwise provided in the immediately succeeding sentence, the duties of the Collateral Agent hereunder and under the Collateral Documents shall be ministerial and administrative in nature; the Collateral Agent shall not have by reason of this Agreement or the Collateral Documents a fiduciary or trust relationship with respect to the Bank Agent, any Bank, the Trustee, or any Noteholder, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to imply such obligations or impose, upon the Collateral Agent, any obligations whatsoever arising under this Agreement, the Indenture, the Credit Agreement or any Collateral Document, except as expressly set forth herein or therein. Notwithstanding the immediately preceding sentence, for the limited purpose of holding and distributing or applying proceeds of Collateral and Permitted Investments, the Collateral Agent shall hold such proceeds and Permitted Investments in trust for the benefit of the Bank Agent and the Trustee, in accordance with their rights and priorities provided for herein.

     3.   Collateral; Collateral-Sharing.
          ------------------------------

     (a)  Additional Collateral.  Without implying that either the Indenture or
          ---------------------
the Credit Agreement allows such additional collateral, any collateral other than the Collateral in which the Company grants the Bank Agent, the Banks, the Trustee or the Noteholders (or, in each case, any agent or trustee therefor) any security interest or lien in respect of such collateral shall not be part of the Collateral hereunder or otherwise subject to this Agreement unless agreed by all the parties hereto. Neither the Trustee, the Bank Agent nor the Banks may take as such additional collateral for the Bank Credit or Note Obligations any real property in California unless such party provides to the other reasonable assurances, including, if requested, appropriate indemnities, that such real property collateral will not allow the Company under any circumstances to assert the benefits of California Code of Civil Procedure (S)(S) 580d or 726 or other California anti-deficiency statutes or any other similar statutes in any other jurisdiction.

     (b)  Sharing of Collateral. Neither the Trustee nor the Bank Agent shall be
          ---------------------
entitled to exercise any remedies directly under the Collateral Documents, but only through providing instructions to the Collateral Agent under this Agreement, either jointly or as Directing Creditors. In the event of the realization of proceeds of any collection or disposition of Collateral pursuant to the Collateral Documents, except as otherwise provided in Section 3(c), Collateral Agent shall distribute such proceeds to the specified Persons in the following order of priority:

          (i) to the Collateral Agent and any predecessor Collateral Agent(s) in reimbursement of its (or their) fees, charges and expenses in accordance with the terms of the Indemnity Agreement, including the fees, expenses and disbursements of its (or their) agents and legal counsel, and any and all claims of the Collateral Agent against the Company for indemnification in accordance with the terms of the Indemnity Agreement; provided that the Collateral Agent (or its predecessor, as the case may be) shall not be entitled to payment from such proceeds of such fees, charges, expenses and claims for indemnification, if any, that arise prior to the commencement by or against the Company of a bankruptcy case under Title 11 of the United States Code and as to which the Collateral Agent (or its predecessor, as the case may be) had a reasonable opportunity to submit to the Company an invoice and demand for payment prior to such commencement, unless the Collateral Agent (or its predecessor, as the case may be) actually submitted such invoice and demand prior to such commencement;

          (ii) to the out-of-pocket costs of collection and enforcement of remedies incurred by the Trustee and the Bank Agent, on a pari passu basis, inclusive of any amounts owed to the Trustee under Section 7.07 of the Indenture and of fees, expenses and disbursements of agents and legal counsel to the Trustee and the Bank Agent, and costs of appraisals, environmental reports and receivers all in accordance with the terms of the Indenture, the Credit Agreement and any Loan Documents (as defined in the Credit Agreement);

          (iii) to accrued and unpaid interest on the Bank Loans and accrued and unpaid interest on the Senior Secured Notes, on a pro rata basis;

          (iv) to the due and unpaid principal of the Bank Loans and the due and unpaid principal of the Senior Secured Notes, on a pro rata basis;

          (v) to any remaining unpaid amounts of (A) the Bank Credit and other amounts owing under or in connection with the Credit Agreement (other than amounts described in clause (vi) below) and (B) the Note Obligations and other amounts owing under or in connection with the Indenture, on a pro rata basis;

          (vi) to the fees of legal counsel for each Bank, if applicable, on a pari passu basis in accordance with the terms of the Credit Agreement and any Loan Documents (as defined in the Credit Agreement); and

          (vii) to other Persons as their interests may appear or as instructed by a court of competent authority.

No party hereto shall be entitled to a distribution on any lower priority pursuant to clauses (ii) through (vii) above unless and until all higher priorities have been paid in full.

     (c)  Sharing of Event of Loss Proceeds and Collateral Asset Sale Proceeds.
          --------------------------------------------------------------------
In any circumstance when the Collateral Agent receives Event of Loss Proceeds or Collateral Asset Sale Proceeds pursuant to the Indenture and the Security Agreement and the Indenture specifies that all or a portion of such proceeds are to be applied to an Excess Proceeds Offer, the Collateral Agent shall divide such proceeds between the Credit Classes on a pro rata basis. The portion thereof calculated by reference to the Bank Loans ("Bank Portion") shall be paid
                                                    ------------
to the Bank Agent for application toward the prepayment of Bank Loans in accordance with the

Credit Agreement. The portion thereof calculated by reference to the Senior Secured Notes ("Note Portion") shall be paid to the Trustee upon its request,
                ------------
for application to an Excess Proceeds Offer. The parties acknowledge that the Indenture provides that in the event the Noteholders do not accept Excess Proceeds (as defined in the Indenture) or proceeds of a Collateral Asset Sale in the full amount to which they are entitled, the portion thereof which would otherwise have been applied to the redemption of Senior Secured Notes in accordance herewith will be paid to the Company, subject to any right of the Collateral Agent to set off or apply all or any part of such portion with any investment income thereon pursuant to Section 5.4 of the Indemnity Agreement.

     4.   Notices; Exercise of Remedies.
          -----------------------------

     (a)  Notice by Trustee of Event of Default.  The Trustee shall notify the
          -------------------------------------
Collateral Agent if an Event of Default has occurred under (and as defined in) the Indenture, and of the forbearance, waiver or other termination, if any, of such Event of Default.

     (b)  Notice of Acceleration.  In the event an "Event of Default", however
          ----------------------
such term is defined in the Indenture or Credit Agreement, occurs, and either the Note Obligations or Bank Credit is accelerated, the Trustee or Bank Agent shall notify the other and the Collateral Agent of such acceleration, certifying: (i) that such acceleration has occurred and (ii) the principal, interest, fees and other amounts owed by the Company (such certification, a "Notice of Acceleration").
- -----------------------

     (c)  Mandatory Cross-Acceleration.  Upon receipt of a Notice of
          ----------------------------
Acceleration from the other Credit Class, the members of a Credit Class shall accelerate their Bank Credit or Note Obligations, as the case may be, and shall deliver a separate Notice of Acceleration as provided in Section 4(b).

     (d)  Remedies.  Upon receipt by the Collateral Agent of a Notice of
          --------
Acceleration from both the Trustee and the Bank Agent, or upon receipt by the Collateral Agent of notice of the commencement by or against the Company of a bankruptcy case or other insolvency proceeding, the Collateral Agent shall retain legal counsel acceptable to the Bank Agent and the Trustee, and shall exercise such remedies under the Collateral Documents as it shall be instructed by the Directing Creditors.

     (e)  No Inconsistent Actions.  The Trustee agrees to take no action in a
          -----------------------
bankruptcy proceeding with respect to the Company or the Collateral which is inconsistent with the terms of this Agreement. The Bank Agent and the Banks have agreed to a similar provision for the benefit of the Trustee in Section
9.11 of the Credit Agreement.

     5.   Investment.  Except as otherwise provided in the Collateral Documents:
          ----------
any cash held by the Collateral Agent hereunder pending distribution thereof shall be invested by the Collateral Agent from time to time as directed by the Directing Creditors in Permitted Investments. Any income or gain realized as a result of any such investment shall be reinvested in Permitted Investments. Neither the Collateral Agent nor the Directing Creditors shall have any liability for any loss resulting from any such investment or sale thereof. Any cash held by the Collateral Agent that is not invested in Permitted Investments pursuant to instructions from the Directing Creditors shall not earn or accrue interest during the period such cash is not so invested. The Collateral Agent shall provide the Trustee and the Bank Agent with monthly statements at any time that it holds cash or Permitted Investments hereunder.

     6.   Restrictions on Amendments.  The Bank Agent shall not permit any term
          --------------------------
of the Credit Agreement to be amended, modified or waived, and the Trustee, acting on behalf of the Noteholders, shall not amend, modify or waive any provision of the Indenture, in each case in a manner which is intended by the Bank Agent or the Trustee to circumvent or undermine the terms of this Agreement or the results intended by this Agreement to be achieved with respect to the Collateral or proceeds thereof. The foregoing sentence is not intended to impair the ability of each Credit Class to manage and administer its credit to the Company in any manner such Credit Class otherwise deems appropriate.

     7.   Directing Creditors.
          -------------------

     (a)  Defined.  Except with respect to Exceptional Decisions, as defined
          -------
below, all instructions to the Collateral Agent, including specific instructions as to the implementation of the general instruction described in Section 7(b)(i) (including, without limitation, delivery of a notice of foreclosure, foreclosure, and appointment of a receiver), shall be given by the Directing Creditors. The term "Directing Creditors" means Creditors holding more than 50%
                      -------------------
of the Aggregate Credit. For purposes of calculation of the Directing Creditors, either Credit Class may, by vote of its Credit Class, delegate instructional authority to any subset of such Credit Class, in which event the Persons having been granted such instructional authority shall be deemed to represent 100% of the members of their respective Credit Class. Any such delegation of authority may be rescinded at any time by majority vote of the applicable Credit Class.

     (b)  Exceptional Decisions.  The circumstances set forth in this section
          ---------------------
(b) shall call for "Exceptional Decisions", as such term is used herein, and
                ---------------------
instruction to the Collateral Agent in connection with such circumstances shall be effected as provided below:

          (i)    Commencement of Remedies.  Either Credit Class, after
                 ------------------------
determining to do so by vote solely within such class after the representative of such Credit Class (either the Trustee or Bank Agent) has delivered a Notice of Acceleration as provided in Section 4(b), may instruct the Collateral Agent to "generally realize upon the Collateral and protect the Creditors' interests in connection therewith, all as expeditiously as reasonably possible." Upon receipt by the Collateral Agent of a Notice of Acceleration from both Credit Classes, the Collateral Agent shall follow such general instruction and shall thereupon follow the instructions of the Directing Creditors. No subsequent instruction by the Directing Creditors shall be inconsistent with the foregoing general instruction and the Collateral Agent shall disregard any such inconsistent instruction.

          (ii)   Amendment of Collateral Documents.  The Collateral Agent shall
                 ---------------------------------
not agree to any amendment of the Collateral Documents except upon notice to the Collateral Agent by the representative of each Credit Class of the concurrence of such Credit Class, determined by the applicable vote solely within such class; provided that no agreement of any Creditor nor notice of the concurrence of any Credit Class shall be required for (A) the Collateral Agent to take the actions contemplated by Section 6.25 of the Deed of Trust in connection with releasing certain Collateral after the Company's Austin real property is re-platted or (B) such amendments to financing statements or other Collateral Documents as

Collateral Agent determines are necessary to effectuate the intent of this Agreement or the Collateral Documents.

          (iii)  Amendment of this Agreement.  The Collateral Agent shall not
                 ---------------------------
agree to any amendment of this Agreement except upon notice to the Collateral Agent by the representative of each Credit Class of the concurrence of such Credit Class, determined by the applicable vote solely within such class.

          (iv)   Release of Collateral.  The Collateral Agent shall not release
                 ---------------------
any Collateral from the lien and security interests created by the Collateral Documents except as expressly provided therein or except upon notice to the Collateral Agent by the representative of each Credit Class of the concurrence of such Credit Class, determined by the applicable vote solely within such class; provided that no agreement of any Creditor shall be required for the Collateral Agent to take the actions contemplated by Section 6.25 of the Deed of Trust in connection with re-platting of the Company's Austin real property.

          (v)    Certain Actions Under Lease Documents and Deed of Trust.  So
                 -------------------------------------------------------
long as no Event of Default under and as defined in the Indenture shall have occurred and be continuing and shall have been noticed to the Collateral Agent, the Bank Agent, acting alone or after consultation with the Banks and in accordance with Section 7(f), may instruct the Collateral Agent to grant or withhold the consents contemplated by the Lease Documents and the Deed of Trust to be given solely by the Bank Agent under those circumstances. The Trustee, the Bank Agent and the Collateral Agent agree that, when the conditions specified in
Section 6.25 of the Deed of Trust have been satisfied to the reasonable satisfaction of the Bank Agent, then the Bank Agent, acting alone or after consultation with the Banks, but not acting in any way as agent or fiduciary for the Trustee, shall instruct the Collateral Agent to execute and deliver the Partial Release of Lien (as defined in Section 6.25 of the Deed of Trust).

          (vi)   Disposition of Certain Proceeds.  The Trustee may instruct the
                 -------------------------------
Collateral Agent as to the disposition of the Note Portion, as defined in
Section 3(c), and the Bank Agent may instruct the Collateral Agent as to the disposition of the Bank Portion, as defined in Section 3(c).

     (c)  Certificates of Trustee and Bank Agent.  Concurrently with any
          --------------------------------------
calculation of Directing Creditors or any Exceptional Decision requiring the vote of both Credit Classes, the Trustee and the Bank Agent shall certify to the Collateral Agent (i) the aggregate principal amount of the Aggregate Credit held by the Noteholders or the Banks, as the case may be, and (ii) the votes cast by the members of the applicable Credit Class.

     (d)  Calculations Binding.  All calculations of the Directing Creditors
          --------------------
shall be made by the Collateral Agent upon receipt of and in exclusive reliance upon the certificates described in Section 7(c), and shall be binding upon each Credit Class.

     (e)  Directing Creditors Held Harmless.  In considering how to pursue
          ---------------------------------
creditor remedies against the Company or the Collateral and before initiating any such creditor remedies, the Creditors shall first determine whether any proposed creditor remedies or other actions create a risk that the remaining interests of the Banks or the Noteholders (including, without limitation, the right to seek a deficiency judgment against the Company or the right to pursue other collateral) will be impaired or prejudiced. To the greatest extent possible, all instructions given or actions taken concerning the exercise of creditor remedies or other actions under this Agreement shall attempt to maximize the return for all Creditors and attempt to minimize (to the greatest extent possible) the risk that the rights and interests of some of the Creditors (including, without limitation, the ability to seek and enforce a deficiency judgment against the Company or the right to pursue other collateral) may be diminished or impaired following the exercise of such creditor remedies or actions. Each Creditor agrees that it shall not provide or cause or vote to be provided any instruction to the Collateral Agent which would cause or result in disproportionate prejudice or impairment to the other Creditors hereunder; and the Bank Agent agrees that it shall not take any action under the Lease Documents or Deed of Trust which would cause or result in disproportionate prejudice or impairment to the interests of the Trustee and Noteholders. However, subject to the previous sentence, the Directing Creditors shall be entitled to provide any instruction and take any action which they in good faith believe is in the interest of the Noteholders and the Banks.

     (f)  Bank Agent Held Harmless.  The following provisions shall apply, as
          ------------------------
among the parties hereto, to the rights, duties and liabilities of the Bank Agent in taking the actions contemplated by Section 7(b)(v):

          (i) The Bank Agent shall be protected in acting or refraining from acting upon any written notice, certificate, instruction, request or other paper or document, as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information therein contained, which it in good faith believes to be genuine.

          (ii) The Bank Agent shall not be liable for any error of judgment or for any act done or step taken or omitted (including, without limitation, all judgments or determinations made, and instructions given, by the Bank Agent regarding whether the conditions specified in Section 6.25 of the Deed of Trust have been satisfied and whether the Partial Release of Lien (as defined therein) should be delivered), except in the case of its gross negligence or willful misconduct, provided, that if any such liability attaches, such liability shall be limited to actual damages resulting directly from such gross negligence or willful misconduct.

          (iii) The Bank Agent may consult with and obtain advice from counsel of its own choice in the event of any dispute or question as to the construction of any provision in the Lease Documents or Deed of Trust, or any question about the legal issues or risks faced by the Bank Agent in connection with any action taken or contemplated, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel.

          (iv) The Bank Agent shall have no duty to ascertain or inquire as to the performance or observance by the Company or AMD Texas of any of the terms, covenants, or conditions of the Lease Documents or Deed of Trust.

          (v) The Bank Agent is not acting at any time as agent for the Trustee or Noteholders and the Bank Agent shall not have any fiduciary obligations or duties of any kind under this Agreement or any trust relationship with the Collateral Agent, the Trustee or the Noteholders.

     8.   Collateral Agent.
          ----------------

     (a)  Rights, Duties, etc. of Collateral Agent.  The acceptance by the
          ----------------------------------------
Collateral Agent of its duties hereunder is subject to the following terms and conditions which the parties hereby agree shall, as among the parties hereto, govern and control with respect to the rights, duties, liabilities and immunities of the Collateral Agent:

          (i) it shall act hereunder as an agent only and shall not be responsible or liable in any manner whatever for soliciting any funds or for the sufficiency, correctness, genuineness or validity of any funds or securities deposited with or held by it;

          (ii) it shall be protected in acting or refraining from acting upon any written notice, certificate, instruction, request or other paper or document, including any actual or purported Notice of Acceleration or other document received by the Collateral Agent from the Bank Agent or the Trustee, as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information therein contained, which it in good faith believes to be genuine;

          (iii) it shall not be liable for any error of judgment or for any act done or step taken or omitted except in the case of its gross negligence or willful misconduct, provided, that if any such liability attaches, such liability shall be limited to actual damages resulting directly from such gross negligence or willful misconduct;

          (iv) it may consult with and obtain advice from counsel of its own choice in the event of any dispute or question as to the construction of any provision in this Agreement or any Collateral Document, or any question about the legal issues or risks faced by the Collateral Agent in connection with any action taken or contemplated, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel;

          (v) it shall have no duties as Collateral Agent except those which are expressly set forth herein and in the Collateral Documents and in any modification or amendment hereof or thereof;

          (vi) it may execute or perform any duties hereunder either directly or through agents or attorneys, and Collateral Agent shall not be responsible for the negligence or misconduct of any such agents or attorneys unless the selection or oversight of such agents or attorneys constituted gross negligence or willful misconduct;

          (vii) it may engage or be interested in any financial or other transactions with any party hereto, or the Company, and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Persons as freely as if it were not the Collateral Agent hereunder, except to the extent such activities would render the Collateral Agent unable to satisfy its obligations to the Trustee and the Bank Agent hereunder.

          (viii) it shall not be obligated to take any action or omit to take any action which in its reasonable judgment would subject it to any expense or risk of liability unless it has received, from one or more Persons reasonably acceptable to Collateral Agent, indemnity satisfactory to it specifically covering all liability and expense that it may incur in taking or omitting to take such action;

          (ix) it shall have no duty to ascertain or inquire as to the performance or observance by the Company of any of the terms, covenants, or conditions of the Credit Agreement, the Indenture, the Senior Secured Notes, or any of the Collateral Documents;

          (x) it shall have no responsibility for (A) the due authorization, execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, the Indenture, the Senior Secured Notes, or any of the Collateral Documents, or (B) the perfection or priority of any of the liens and security interests created or evidenced by the Collateral Documents (except as otherwise required by Section 2(g));

          (xi) it shall have no obligation or duty to take any action under this Agreement or the Collateral Documents if taking such action would subject Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax, unless the Collateral Agent is indemnified to its satisfaction in connection with such action; and

          (xii) it shall have no obligation or duty to take any action under this Agreement or the Collateral Documents in any jurisdiction other than the states of California, Texas or New York if taking such action would (A) require the Collateral Agent to qualify to do business in any such other jurisdiction where it is not then so qualified, or (B) subject the Collateral Agent to in personam jurisdiction in any such other jurisdiction where it is not then so subject.

     (b)  No Reliance.  Bank Agent, each of the Banks, and Trustee, on its own
          -----------
behalf and on behalf of each of the Noteholders, acknowledges that (i) it has, independently of and without reliance upon the Collateral Agent, based on such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into the transactions evidenced by the Credit Agreement or the Indenture and the Senior Secured Notes and the Collateral Documents, as the case may be, and (ii) it will, independently of and without reliance upon the Collateral Agent, based on such information and documents as it deems appropriate, continue to make its own credit decisions in taking or omitting to take action under or in connection with the obligations under the Credit Agreement or the Indenture and the Senior Secured Notes, as the case may be.

     (c)  Resignation or Removal.
          ----------------------

          (i) The Collateral Agent may at any time resign by giving notice to each other party, such resignation to be effective upon the appointment of a successor Collateral Agent as hereinafter provided.

          (ii) The Trustee and the Bank Agent may remove the Collateral Agent at any time by giving joint notice of such removal to the Collateral Agent, each such removal to be effective upon the appointment of a successor Collateral Agent as hereinafter provided.

          (iii) In the event of any resignation or removal of the Collateral Agent, a successor Collateral Agent, which shall be a bank or trust company organized under the laws of the United States of America or of the State of New York, having a corporate trust office in New York and a capital and surplus of not less than $250,000,000, shall be jointly appointed by the Trustee (with or without the vote of the Noteholders) and the Bank Agent. If a successor Collateral Agent shall not have been appointed and accepted its appointment as the Collateral

Agent hereunder within 45 days after such notice of resignation of the Collateral Agent or such notice of removal of the Collateral Agent, the Collateral Agent or the Trustee and the Bank Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor Collateral Agent shall have accepted its appointment as above provided. Any successor Collateral Agent so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Trustee and Bank Agent. Any such successor Collateral Agent shall deliver to each party a written instrument accepting such appointment hereunder and thereupon such successor Collateral Agent shall succeed to all the rights and duties of the Collateral Agent hereunder and shall be entitled to receive assignment of all rights from the predecessor Collateral Agent.

          (iv) Upon the appointment of a successor Collateral Agent as provided in Section 8(c)(iii), the resigning or removed Collateral Agent shall be discharged from all further duties and obligations under this Agreement and the Collateral Documents; provided, that the resigned or removed Collateral Agent shall cooperate in assigning to such successor Collateral Agent all of its right, title, and interest under this Agreement and the Collateral Documents and executing all documentation necessary or appropriate to evidence such assignment in all appropriate filing offices and jurisdictions.

     (d)  Fees and Indemnification of Collateral Agent.  The Collateral Agent
          --------------------------------------------
agrees to be compensated for its services as Collateral Agent hereunder and under the Collateral Documents directly from the Company, to obtain appropriate indemnities directly from the Company pursuant to the Indemnity Agreement and any successor or related agreement and to waive recourse to the Collateral, the Trustee, the Bank Agent and the Creditors for payment of its fees, expenses and indemnities, except in the event of a disposition of Collateral and distribution of the proceeds as provided in Section 3(b).

     9.   Miscellaneous.
          -------------

     (a)  Agreement Supersedes.  As among the parties hereto, the terms and
          --------------------
conditions of this Agreement shall govern notwithstanding (i) the time or place of execution or filing of any financing statement or other security document,
(ii) the validity, enforceability, priority or perfection of any lien, (iii) the status of the indebtedness owed by the Company to the Noteholders, the Bank Agent or the Banks being characterized as "purchase money" or otherwise, or (iv) any defenses against the validity or enforceability of the Senior Secured Notes or Bank Loans, or any claim of fraudulent conveyance.

     (b)  Trustee on Behalf of Noteholders.  For all purposes of this Agreement
          --------------------------------
relating to payments received or receivable hereunder, payments to the Noteholders shall be deemed made if such payments are made to Trustee on behalf of the Noteholders in accordance with the Indenture.

     (c)  Turnover.  Any payment or other distribution of any kind or character
          --------
wrongfully received by any party under the terms of this Agreement shall be held in the form received, in trust for the other parties entitled thereto, and such party wrongfully receiving any such payment or distribution shall promptly turn such portion of such payment or distribution over to the other party or parties entitled thereto as shall be necessary to ensure that such payment or distribution is distributed as would have been effected under this Agreement.

     (d)  No Warranties.  Except as expressly set forth herein, the parties have
          -------------
not made to each other nor do they hereby or otherwise make to each other any warranties, express or implied, or do they assume any liability to each other with respect to the enforceability, validity, value or collectability of the Collateral (or any portion thereof) or as to title to the Collateral. No party shall be liable to the other for any action or failure to act or any error of judgment, negligence, or mistake, or oversight whatsoever on the part of such party or its agents, officers, employees or attorneys with respect to any transaction relating hereto, provided such party has acted in good faith and has not been guilty of gross negligence or willful misconduct. No party shall be prejudiced in its rights under this Agreement by any act or failure to act of the Company, or any noncompliance by the Company with any agreement or obligation, regardless of any knowledge thereof which any such party may have or with which such party may be charged.

     (e)  Further Assurances.  The parties agree to execute such further
          ------------------
documents and instruments, and to take such other actions, as shall be reasonably necessary to carry out the intent of this Agreement.

     (f)  Notices; Instructions to Collateral Agent.  All notices and other
          -----------------------------------------
communications, including instructions to the Collateral Agent, required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; (b) on the Business Day after the day sent, when sent by overnight courier (such as Federal Express, Air Borne, UPS Next Day Service or DHL); or (c) when telecopied, when receipt is confirmed by machine or otherwise in writing, addressed as follows:

     To the Trustee:

     United States Trust Company of New York
     114 West 47th Street
     New York, NY  10036
     Attention:  Corporate Trust Department
     Telephone:  (212) 852-1000
     Telecopy:  (212) 852-1625

     To the Bank Agent:

     Bank of America National Trust and Savings Association
     555 California Street, 41st Floor
     San Francisco, CA  94104
     Attention:  Kevin McMahon, Vice President
     Telephone:  (415) 622-8088
     Telecopy:  (415) 622-2514

     To the Collateral Agent:

     IBJ Schroder Bank & Trust Company
     One State Street
     New York, NY  10004
     Attention:  Corporate Trust Administration
     Telephone:  (212) 858-2000
     Telecopy:  (212) 425-0542

or at such other address as the specified entity most recently may have designated in writing in accordance with this section to the others.

     (g)  Headings.  The headings in this Agreement are for purposes of
          --------
reference only and shall not affect the meaning or construction of any provision of this Agreement.

     (h)  Severability.  The provisions of this Agreement are severable, and if
          ------------
any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

     (i)  Binding Agreement; Parties' Right to Assign.  This Agreement shall be
          -------------------------------------------
binding upon the parties and their respective successors and assigns and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may only be enforced by the parties (including their respective successors and assigns) against each other. This Agreement is not intended to give rise to any third party beneficiaries.

     (j)  Amendments, Waivers and Consents.  Any amendment or waiver of any
          --------------------------------
provision of this Agreement shall be effective only if made in writing and signed by the Person sought to be bound. The parties hereto agree that they shall not amend any term of this Agreement if such amendment would materially adversely affect the rights or obligations of the Company under the Indenture, the Notes, the Credit Agreement or any Collateral Document unless such amendment is consented to in a writing signed by the Company.

     (k)  Fees, Etc. of Collateral Agent.  This Agreement shall not be
          ------------------------------
terminated, nor shall the Collateral Agent be instructed to release the lien of the Collateral Documents, unless the Collateral Agent has been paid all amounts owed to the Collateral Agent under the Indemnity Agreement.

     (l)  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by the different parties on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

        (m)  Governing Law.  The validity, interpretation and enforcement of
             -------------
this Agreement shall be governed by the laws of the State of New York without reference to the conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

        IN WITNESS WHEREOF, the parties have caused this Intercreditor and Collateral Agency Agreement to be duly executed by their officers thereunto duly authorized, as of the day and year first above written.

TRUSTEE                                 UNITED STATES TRUST COMPANY OF
                                        NEW YORK, as Trustee


                                        By:   /s/ Albert J. Edwards
                                           -------------------------------
                                           Name:  Albert J. Edwards
                                           Title: Vice President

BANK AGENT                              BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as Agent


                                        By:   /s/ Kevin McMahon
                                           -------------------------------
                                           Name:  Kevin McMahon
                                           Title: Vice President

COLLATERAL AGENT                        IBJ SCHRODER BANK & TRUST
                                        COMPANY, as Collateral Agent

                                        By:   /s/ Thomas J. Bogert
                                           -------------------------------
                                           Name:  Thomas J. Bogert
                                           Title: Vice President


                     ACKNOWLEDGMENT
                     --------------

The Intercreditor and Collateral
Agency Agreement set forth above is
acknowledged and consented to by the undersigned.

ADVANCED MICRO DEVICES, INC.

By:    /s/ Marvin D. Burkett
    -------------------------------
    Name:    Marvin D. Burkett
    Title:   Senior Vice President, Chief Financial
             and Administrative Officer and Treasurer